UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2013

EnergySolutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33830 (Commission File Number)	51-0653027 (I.R.S. Employer Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah (Address of Principal Executive Offices)	84101 (Zip Code)

(801) 649-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01.                                        Entry Into A Material Definitive Agreement.

On April 5, 2013, EnergySolutions, Inc., a Delaware corporation (the “Company”, “EnergySolutions”, “we”, “us” or “our”), entered into the First Amendment (the “Amendment”) to Agreement and Plan of Merger (the “Merger Agreement”) dated January 7, 2013, by and among the Company, Rockwell Holdco, Inc., a Delaware corporation (“Parent”), and Rockwell Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Energy Capital Partners II, LP (“Energy Capital Partners”).  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

Pursuant to the Amendment, (i) the Merger Consideration was increased from $3.75 per share of Company Common Stock to $4.15 per share of Company Common Stock and (ii) the current members of the EnergySolutions’ Board of Directors shall remain as the members of EnergySolutions’ Board of Directors upon consummation of the transactions contemplated by the Merger Agreement.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was previously filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 8, 2013, remains in full force and effect as originally executed on January 7, 2013. The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On April 5, 2013, the Company issued a press release announcing its entry into the Amendment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information About the Merger and Where You Can Find It

In connection with the proposed acquisition of  EnergySolutions by affiliates of Energy Capital Partners, EnergySolutions has filed a proxy statement with the SEC on March 15, 2013. Additionally, EnergySolutions  will file other relevant materials with the SEC in connection with the proposed acquisition of EnergySolutions  by Energy Capital Partners pursuant to the terms of the Merger Agreement. Investors and security holders of EnergySolutions are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about EnergySolutions, the proposed Merger and the parties to the proposed transaction. Investors and security holders may obtain these documents (and any other documents filed by EnergySolutions and Energy Capital Partners with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by EnergySolutions may be obtained free of charge by directing such request to: EnergySolutions Investor Relations at 1-801-649-2000 or from the investor relations website portion of EnergySolutions’ website at http://www.ir.energysolutions.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

EnergySolutions, Energy Capital Partners and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from EnergySolutions’ stockholders in respect of the proposed acquisition. Information regarding EnergySolutions’ directors and executive officers is contained in EnergySolutions’ Annual Report on Form 10-K for the year ended December 31, 2012, its proxy statement for its 2012 Annual Meeting of Stockholders, dated May 23, 2012, and subsequent filings which EnergySolutions has made with the SEC. Stockholders may obtain additional information about the directors and executive officers of EnergySolutions and their respective interests with respect to the proposed acquisition by security holdings or otherwise, which may be different than those of EnergySolutions’ stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed acquisition, when filed with the SEC. Each of these documents is, or will be, available as described above.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	First Amendment to Agreement and Plan of Merger, dated April 5, 2013, by and among EnergySolutions, Inc., Rockwell Holdco, Inc. and Rockwell Acquisition Corp.
99.1	Press Release, issued by the Company, dated April 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGYSOLUTIONS, INC.

By:	/s/ Russ Workman
Name:	Russ Workman
Title:	General Counsel

Date: April 5, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	First Amendment to Agreement and Plan of Merger, dated April 5, 2013, by and among EnergySolutions, Inc., Rockwell Holdco, Inc. and Rockwell Acquisition Corp.

99.1	Press Release, issued by the Company, dated April 5, 2013